Exhibit 99.1

NEWS RELEASE

October 5, 2020

Noble Midstream Partners Announces Leadership Transition

and Changes to the Board of Directors

Houston, Texas - Noble Midstream Partners LP (NASDAQ: NBLX) (“Noble Midstream”) today announced that its general partner, Noble Midstream GP LLC, has appointed a new Chief Executive Officer (“CEO”) and new members to its Board of Directors (the “Board”). As a result of the completed Chevron Corporation (NYSE: CVX) (“Chevron”) acquisition of Noble Energy, Inc. on October 5, 2020, Chevron has acquired control of Noble Midstream GP LLC and now holds approximately 63% of outstanding Limited Partner units.

Chief Executive Officer Appointment

Robin H. Fielder, currently President and Chief Operating Officer of Noble Midstream, has been named President and CEO, succeeding Brent J. Smolik as CEO. Thomas W. Christensen (Chief Financial Officer and Chief Accounting Officer) and Aaron G. Carlson (General Counsel and Secretary) will remain in their current roles.

Fielder commented, “I am excited to lead the next chapter for Noble Midstream as part of the Chevron organization. I look forward to integrating our business and working together to enhance value for our stakeholders. Noble Midstream’s principles have not changed, and we will continue our focus on operational excellence, financial discipline, and minimizing our environmental impact.”

Chevron Leadership Appointed to NBLX Board; Independent Directors Unchanged

Colin E. Parfitt, Vice President of Chevron’s Midstream operations, will join the Board and serve as Chairman. Joining Parfitt on the Board are Alana K. Knowles, Vice President of Chevron Downstream & Chemicals and Midstream; Andrei F.B. Behdjet, General Counsel of Chevron Downstream & Chemicals and Midstream; and Steven W. Green, President of Chevron North America Exploration and Production. Noble Midstream President and CEO Robin Fielder was appointed to the Board in late August and will remain on the Board.

Leaving the Board effective immediately are Kenneth M. Fisher, Executive Vice President and Chief Financial Officer; Thomas H. Walker, Senior Vice President of Noble Energy U.S. Onshore; Rachel G. Clingman, Senior Vice President, General Counsel and Corporate Secretary, and Brent Smolik.

Noble Midstream’s three independent directors will remain on the Board. Hallie A. Vanderhider, Martin Salinas, Jr., and Andrew E. Viens will continue to provide governance as members of the Audit and Conflicts Committees.

“I would like to thank the Noble Energy Board members for their many contributions to Noble Midstream during their tenure,” said Parfitt. “I am pleased to join the existing members of the Board along with my Chevron colleagues. We anticipate that our combined industry knowledge and steady leadership can create value for Noble Midstream and its stakeholders.”

For more information on the appointees, please visit www.nblmidstream.com/about-us/board-of-directors/ or view the latest Form 8-K information in our SEC filings.

Third Quarter Earnings Release Information

Noble Midstream will not host a third-quarter earnings call due to the recent acquisition and ongoing integration. Noble Midstream will issue a press release and related presentation material in early November with its third-quarter 2020 results on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. The Partnership anticipates holding its fourth quarter earnings call as usual to discuss fourth quarter and full year 2020 results and 2021 guidance.

About Noble Midstream Partners LP

Noble Midstream is a growth-oriented master limited partnership formed by Noble Energy, Inc., to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Contacts:

Park Carrere

Manager, Investor Relations

(281) 872-3208

park.carrere@nblenergy.com

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “can,” “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the Partnership’s targeted leverage and distribution growth, its customers’ ability to meet their drilling and development plans, changes in general economic conditions and the impact of the COVID-19 pandemic, competitive conditions in the Partnership’s industry, the ability to successfully integrate the operations of Chevron, Noble Energy and the Partnership and achieve the anticipated benefits from the transaction, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the ability of third parties to complete construction of pipelines in which the Partnership holds equity interests on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.